Management Presentation MAY 10, 2017 1Q 2017

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995; particularly statements regarding future financial and operating results of Time Inc. (the “Company”) and its business. These statements are based on management’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied in this presentation due to changes in economic, business, competitive, technological, strategic, regulatory and/or other factors. More detailed information about these factors may be found in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company is under no obligation, and expressly disclaims any such obligation, to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise. Non-GAAP financial measures such as Operating income (loss) excluding Depreciation and Amortization of intangible assets (“OIBDA”)", Adjusted OIBDA, Adjusted Diluted Earnings Per Share (EPS) and Free cash flow, as included in this presentation, are supplemental measures that are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Definitions of these measures and reconciliations to the most directly-comparable U.S. GAAP measures are included at the end of this presentation deck. Our non-GAAP financial measures have limitations as analytical and comparative tools and you should consider OIBDA, Adjusted OIBDA, Adjusted Diluted EPS and Free cash flow in addition to, and not as a substitute for, the Company’s Operating income (loss), Net income (loss) attributable to Time Inc., Diluted EPS and various cash flow measures (e.g., Cash provided by (used in) operations), as well as other measures of financial performance and liquidity reported in accordance with U.S. GAAP. Note: Throughout the presentation, certain numbers may not sum to the total due to rounding. All trademarks and service marks referenced herein are owned by the respective trademark or service mark owners. ©2017 Time Inc. Published 2017. 2 Caution Concerning Forward-Looking Statements and Non-GAAP Financial Measures

 Total revenues declined 8% year-over-year including approx. 200 bps related to FX .  Print advertising revenues declined 21% year-over-year.  Digital advertising revenues increased 32% year-over-year representing approx. 36% of total advertising revenues.  Circulation Revenues declined 14% year-over-year including approx. 300 bps related to FX.  Other Revenues increased 9% year-over-year driven by digital syndication and bookazines including approx. 100 bps of adverse impact from FX.  Costs of Revenues and Selling, General and Administrative expenses decreased 7% year-over-year, including approx. 200 bps related to FX.  Operating Loss of $26 million versus Operating Loss of $3 million in the prior year.  Adjusted OIBDA of $23 million versus $43 million in the prior year.  Quarter-end cash, cash equivalents and short-term investments of $281 million or $2.83 per share. 1Q17 Financial Highlights 3

$270 $212 $90 $119 2015 2016 Digital Advertising Print and Other Advertising 1Q17 Advertising Revenues  Total advertising revenues down 8%  Print and other advertising revenues down 21%  Digital advertising revenues up 32% - Includes the benefit of acquisitions $360 $331 4 HIGHLIGHTS 1Q 6 1Q 7 $MM Revenues Revenues

$161 $140 $68 $56 $9 $9 Other Circulation Revenues Newsstand Revenues Subscription Revenues  Subscription revenues down 13%  Newsstand revenues down 18% $MM $238 $205 1Q17 Circulation Revenues HIGHLIGHTS 1Q16 1Q17 5

1Q17 Other Revenues  Other revenues up 9% $92 $100 HIGHLIGHTS 1Q16 1Q17 $MM 6

$365 $332 $296 $283 Costs of Revenues (COR) Selling, General & Administrative Expenses (SG&A) 1Q17 Costs of Revenues and SG&A Expenses  COR and SG&A combined down 7% - Includes costs related to FX - Includes transaction-related expenses which are excluded from our Adjusted OIBDA calculation: 1Q16 1Q17 Transaction-related $14 $2 $615 $661 HIGHLIGHTS 1Q16 1Q17 $MM 7

1 2 1Q17 Adjusted OIBDA $43 $23  1Q17 Operating loss of $26 million vs. Operating loss of $3 million in the prior year  1Q17 Adjusted OIBDA of $23 million vs. $43 million in the prior year  1Q17 Diluted Net Loss Per Share of $(0.29) vs. ($0.10) in the prior year  1Q17 Adjusted Diluted EPS of ($0.18) vs. ($0.11) in the prior year HIGHLIGHTS 1Q16 1Q17 $MM 8

1Q17 Cash Update HIGHLIGHTS  1Q17 ending cash, cash equivalents and short-term investments of $281 million  Cash provided by operations of $15 million  Quarterly dividend of $0.19 per share, or $19 million, paid on 3/15/17  As of 3/31/17, net leverage ratio of 2.47x - Target net leverage ratio 2.0x to 2.5x 9 CHANGES IN CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS Beginning Cash Balance 12/31/16 $336 Free Cash Flow Acquisitions/Divestitures, net Dividends paid Other (6) (23) (19) (7) Ending Cash Balance 3/31/17 $281

Q&A

Appendix

12 (1) OIBDA is defined as Operating income (loss) excluding Depreciation and Amortization of intangible assets. (2) (Gain) loss on operating assets, net primarily reflects the recognition of the deferred gain from the sale-leaseback of the Blue Fin Building that was completed in the fourth quarter of 2015. (3) Other costs related to mergers, acquisitions, investments and dispositions during the periods presented are included within Selling, general and administrative expenses within the Statements of Operations. (4) Adjusted OIBDA is defined as OIBDA adjusted for impairments of Goodwill, intangible assets, fixed assets and investments; Restructuring and severance costs; (Gain) loss on operating assets, net; Pension settlements/curtailments; and Other costs related to mergers, acquisitions, investments and dispositions. TIME INC. RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OIBDA (Unaudited; in millions) Schedule I Three Months Ended March 31, 2017 2016 Operating income (loss) $ (26) $ (3) Depreciation 13 13 Amortization of intangible assets 20 21 OIBDA(1) 7 31 Restructuring and severance costs 16 1 (Gain) loss on operating assets, net(2) (2) (3) Other costs(3) 2 14 Adjusted OIBDA(4) $ 23 $ 43

Schedule II

TIME INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME
(Unaudited; in millions)

	Three Months Ended March 31, 2017			Three Months Ended March 31, 2016		
	Gross Impact	Tax Impact	Net Impact	Gross Impact	Tax Impact	Net Impact
Net income (loss) attributable to Time Inc.	$ (45)	$ 17	$ (28)	$ (21)	$ 11	$ (10)
Restructuring and severance costs	16	(6)	10	1	—	1
(Gain) loss on operating assets, net[1]	(2)	—	(2)	(3)	—	(3)
Bargain purchase (gain)[2]	—	—	—	(5)	—	(5)
(Gain) loss on extinguishment of debt[3]	—	—	—	(4)	1	(3)
Other costs[4]	2	—	2	14	(5)	9
Adjusted Net income (loss)[5]	$ (29)	$ 11	$ (18)	$ (18)	$ 7	$ (11)

(1) (Gain) loss on operating assets, net primarily reflects the recognition of the deferred gain from the sale-leaseback of the Blue Fin Building that was completed in the fourth quarter of 2015.

(2) Bargain purchase (gain) relates to the acquisition of certain assets of Viant in the first quarter of 2016.

(3) (Gain) loss on extinguishment of debt in connection with repurchases of our Senior Notes is included within Other (income) expense, net within the Statements of Operations.

(4) Other costs related to mergers, acquisitions, investments and dispositions during the periods presented are included within Selling, general and administrative expenses within the Statements of Operations.

(5) Adjusted Net income (loss) is defined as Net income (loss) attributable to Time Inc. adjusted for impairments of Goodwill, intangible assets, fixed assets and investments; Restructuring and severance costs; Gain (loss) on operating and/or non-operating assets; Pension settlements/curtailments; Bargain purchase (gain); (Gain) loss on extinguishment of debt; and Other costs related to mergers, acquisitions, investments and dispositions; as well as the impact of income taxes on the above items.

Time Inc.
13

Schedule III TIME INC. RECONCILIATION OF DILUTED EPS TO ADJUSTED DILUTED EPS (Unaudited; all per share amounts are net of tax) (1) (Gain) loss on operating assets, net primarily reflects the recognition of the deferred gain from the sale-leaseback of the Blue Fin Building that was completed in the fourth quarter of 2015. (2) Bargain purchase (gain) relates to the acquisition of certain assets of Viant in the first quarter of 2016. (3) (Gain) loss on extinguishment of debt in connection with repurchases of our Senior Notes is included within Other (income) expense, net within the Statements of Operations. (4) Other costs related to mergers, acquisitions, investments and dispositions during the periods presented are included within Selling, general and administrative expenses within the Statements of Operations. (5) Adjusted Diluted EPS is defined as Diluted EPS adjusted for impairments of Goodwill, intangible assets, fixed assets and investments; Restructuring and severance costs; Gain (loss) on operating and/or non-operating assets; Pension settlements/curtailments; Bargain purchase (gain); (Gain) loss on extinguishment of debt; and Other costs related to mergers, acquisitions, investments and dispositions; as well as the impact of income taxes on the above items. (6) For periods in which we were in a net loss position, we have used the expected diluted shares in the calculation of Adjusted Diluted EPS as if we were in a net income position, without giving effect to the impact of participating securities. 14 Three Months Ended March 31, 2017 2016 Diluted net income (loss) per common share $ (0.29) $ (0.10) Restructuring and severance costs 0.10 0.01 (Gain) loss on operating assets, net(1) (0.02) (0.03) Bargain purchase (gain)(2) — (0.05) (Gain) loss on extinguishment of debt(3) — (0.03) Other costs(4) 0.03 0.09 Adjusted Diluted EPS(5)(6) $ (0.18) $ (0.11)

15 TIME INC. RECONCILIATION OF CASH PROVIDED BY (USED IN) OPERATIONS TO FREE CASH FLOW (Unaudited; in millions) Schedule IV (1) Free cash flow is defined as Cash provided by (used in) operations, less Capital expenditures. Capital expenditures for the three months ended March 31, 2017 reflect lower capital spending due to the completion of the construction of our corporate headquarters in 2016. Three Months Ended March 31, 2017 2016 Cash provided by (used in) operations $ 15 $ (52) Less: Capital expenditures (21) (35) Free cash flow(1) $ (6) $ (87)

16 Schedule V TIME INC. RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OIBDA - 2017 OUTLOOK (Unaudited; in millions) (1) The Full Year 2016 results averaged a USD to GBP exchange rate of 1.3. The Full Year 2017 Outlook assumes USD to GBP exchange rate of 1.25. (2) OIBDA is defined as Operating income (loss) excluding Depreciation and Amortization of intangible assets. (3) Adjusted OIBDA is defined as OIBDA adjusted for impairments of Goodwill, intangibles, fixed assets and investments; Restructuring and severance costs; (Gain) loss on operating assets, net; Pension settlements/curtailments; and Other costs related to mergers, acquisitions, investments and dispositions. 2016 Actual(1) Full Year 2017 Outlook Range(1) Operating income (loss) $ 2 255 to 269 Depreciation 54 60 Amortization of intangible assets 83 75 OIBDA(2) $ 139 390 to 404 Asset impairments, Restructuring and severance costs, (Gains) losses on operating assets, net; and Other costs related to mergers, acquisitions, investments and dispositions 275 10 Adjusted OIBDA(3) $ 414 400 to 414

Management Presentation MAY 10, 2017 1Q 2017